Exhibit 10.1
FIRST AMENDMENT TO TAX RECEIVABLE AGREEMENT
This FIRST AMENDMENT TO TAX RECEIVABLE AGREEMENT, ("Amendment") is made effective February 29, 2024 by and among Cactus, Inc., a Delaware corporation (the "Corporate Taxpayer''), the TRA Holders identified on the signature pages to this Amendment (the "Consenting TRA Holders") and the Agent.
RECITALS
WHEREAS, as of January 29, 2018 and effective as of the date of the initial closing of the IPO, the Corporate Taxpayer, the TRA Holders and the Agent entered into a Tax Receivable Agreement (the ''TRA"); and,
WHEREAS, on approximately February 27, 2023, Cactus Companies, LLC ("Cactus Companies"), a wholly-owned subsidiary of Corporate Taxpayer, formed on February 6, 2023, acquired all of the outstanding units representing ownership interests in Cactus LLC, in exchange for an equal number of units representing limited liability company interests in Cactus Companies ("CC Units") issued to each of the previous owners of CW Units (the "CC Reorganization"). Corporate Taxpayer is a holding company whose only material asset is a direct and indirect equity interest in CC Units following the completion of the CC Reorganization (which were CW Units from the IPO until the CC Reorganization). Corporate Taxpayer was the sole managing member of Cactus LLC upon completion of the IPO until the CC Reorganization and became the sole managing member of Cactus Companies upon completion of the CC Reorganization; and
WHEREAS, Consenting TRA Holders are the Majority TRA Holders as of the date of this Amendment; and
WHEREAS, the parties to this Amendment desire to amend the TRA in accordance with Section
7.7 of the TRA.
TERMS OF AMENDMENT
NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Corporate Taxpayer, the Consenting TRA Holders and the Agent hereby agree to make the following amendments to the TRA:

1.Defined Terms. All terms with an initial Capital letter that are not otherwise defined in this Amendment when used in this Amendment, including in the recitals to this Amendment, shall have the meaning assigned to such term in the TRA. The following defined terms shall have the meaning ascribed below:
"CME Term SOFR" means, during any period, an interest rate per annum equal to the CME Term SOFR Reference Rates for a 12-month tenor, as published by the CME Term SOFR Administrator at approximately 5:00 a.m. U.S. Central Standard Time on the date two (2) calendar days prior to the first day of such period, plus 71.513 basis points.

"CME Term SOFR Administrator'' means CME Group Benchmark Administration limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
2.CME Term SOFR. All references in the TRA to LIBOR shall be deemed to be a reference to CME Term SOFR. All calculations made under TRA with respect to periods after June 30, 2023 shall use CME Term SOFR in place of LIBOR.

3.Cactus Companies. Effective as of February 27, 2023, all references in the TRA to Cactus LLC shall be deemed to be a reference to Cactus Companies.

4.Ratification. Except as otherwise set forth herein, all terms and conditions contained in the TRA shall remain in full force and effect. The TRA, as amended by this Amendment, is hereby ratified and confirmed by the parties to this Amendment.
5.Entire Agreement. This Amendment and the TRA constitutes the entire agreement of the parties to the TRA with respect to the matters covered by the TRA.
6.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute but one Amendment. This Amendment may be executed electronically by PDF and each party has the right to rely upon an electronic PDF counterpart of this Amendment signed by the other party to the same extent as if such party had received an original counterpart.
EXECUTED as of the date first written above, in multiple counterparts, each of which shall have the full force and effect of an original.
CORPORATE TAXPAYER

CACTUS, INC.

By:     /s/ Scott Bender
Name:    Scott Bender
Title:    CEO
Date:     March 22, 2024

AGENT

CADENT MANAGEMENT SERVICES, LLC

By:     /s/ Paul G. McDermott
Name:    Paul G. McDermott
Title:    Managing Member

CONSENTING TRA HOLDERS

CADENT ENERGY PARTNERS II, L.P.

By: Cadent Energy Partners II GP, L.P.,
its general partner

By: CEP II GP, LLC, its general Partner

By:     /s/ Paul G. McDermott
Name:    Paul G. McDermott
Title:    Managing Member

BENDER INVESTMENT COMPANY

By:     /s/ Scott Bender
Name:    Scott Bender
Title:    President

CACTUS WH ENTERPRISES, LLC

By:     /s/ Scott Bender
Name:    Scott Bender
Title:    President